For the period ending 9/30/2011
Series 5

72EE)     Total capital gains for which record date passed during the period
          Investor Class          3,885
          Advisor Class             146

For the period ending 9/30/2011
Series 6

72EE)     Total capital gains for which record date passed during the period
          Investor Class          1,697
         Advisor Class              65